UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2108964
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Series A Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-234422

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

This Registration Statement on Form 8-A/A, Amendment No. 1, amends and restates the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 19, 2021, in order to incorporate the definitive agreements included as Exhibits 3.4 and 4.1 hereto.

Item 1. Description of Registrant’s Securities to be Registered

The description of the Registrant’s Series A Corporate Units to be registered hereunder is set forth (i) under the captions “Description of Stock Purchase Contracts and Stock Purchase Units” and “Description of Capital Stock – Preferred Stock” contained in the Prospectus, dated November 1, 2019 (the “Prospectus”), to the Registrant’s registration statement on Form S-3 (File No. 333-234422) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 1, 2019, (ii) under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and the Pledge Agreement” and “Description of the Mandatory Convertible Preferred Stock” included in the Prospectus Supplement filed with the Commission on April 15, 2021, pursuant to Rule 424(b) under the Securities Act and (iii) in “Description of Capital Stock—Common Stock” in the Prospectus. Such descriptions are incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

3.1.	Amended and Restated Certificate of Incorporation, dated May 12, 2015 (incorporated by reference to Exhibit 3.1 to NiSource Inc.’s Form 10-Q filed on August 3, 2015, File No. 001-16189).

3.2.	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 7, 2019 (incorporated by reference to Exhibit 3.1 to NiSource Inc.’s Form 8-K filed on May 8, 2019, File No. 001-16189).

3.3.	Amended and Restated Bylaws, as amended and restated through January 26, 2018 (incorporated by reference to Exhibit 3.1 to NiSource Inc.’s Form 8-K filed on January 26, 2018, File No. 001-16189).

3.4.	Certificate of Designations with respect to the Series C Mandatory Convertible Preferred Stock, dated April 19, 2021 (incorporated by reference to Exhibit 3.1 to NiSource Inc.’s Form 8-K filed on April 19, 2021, File No. 001-16189).

4.1.	Purchase Contract and Pledge Agreement, dated April 19, 2021, between NiSource Inc. and U.S. Bank National Association as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary (incorporated by reference to Exhibit 4.1 to NiSource Inc.’s Form 8-K filed on April 19, 2021, File No. 001-16189).

4.2.	Form of Series A Corporate Units Certificate (included in Exhibit 4.1).

4.3.	Form of Series A Treasury Unit Certificate (included in Exhibit 4.1).

4.4.	Form of Series A Cash Settled Unit Certificate (included in Exhibit 4.1).

4.5.	Form of Series C Mandatory Convertible Preferred Stock Certificate (included in Exhibit 3.4).

SIGNATURE

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NiSource Inc.

By:	/s/ Donald E. Brown
Donald E. Brown
Executive Vice President and Chief Financial Officer

Dated: April 20, 2021